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                                                                    Exhibit 5.1

                    McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                            Richmond, Virginia 23219

                                  June 3, 1997

Concepts Direct, Inc.
1351 South Sunset Street
Longmont, Colorado 80501

                             Concepts Direct, Inc.
                       Registration Statement on Form S-1

Gentlemen:

        We are acting as your counsel in connection with the Registration Statement on Form S-1 (Registration No. 333-26133) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale of up to 1,840,000 shares of Common Stock, par value $.10 per share (the "Shares"), of Concepts Direct, Inc. (the "Company"). Defined terms not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

        We have participated in the preparation of the Registration Statement and have examined such corporate records and documents, statements and certificates of officers of the Company and public officials and other materials as we have deemed necessary to the issuance of this opinion. Based on the foregoing, we are of the opinion that:

        1. The Company is duly organized and validly existing under the laws of the State of Delaware.

        2. The 1,840,000 Shares covered by the Registration Statement have been duly authorized.

        3. The 1,128,596 Shares being sold by the Selling Stockholders referred to in the Registration Statement are, and the 471,404 Shares being sold by the Company and the 240,000 Shares covered by the over-allotment option granted by the Company to the Underwriters referred to in the Registration Statement, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "Legal Matters" in the related Prospectus and in any amendment or supplement to the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,


                                  /s/ McGuire, Woods, Battle & Boothe, L.L.P.